                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM S-8

                             Registration Statement
                                     Under
                           The Securities Act of 1933
                         Commission File No. 333-75167

                              SONIC FOUNDRY, INC.

             (Exact name of registrant as specified in its charter)

MARYLAND                                                              39-1783372
(State or other jurisdiction of incorporation or organization)        (I.R.S. Employer Identification No.)

1617 Sherman Avenue, Madison, WI  53704                               (608) 256-3133
(Address of principal executive offices)                              (Issuer's telephone number)
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   Sonic Foundry, Inc. 1995 Stock Option Plan (2,000,000 additional shares)
          Sonic Foundry, Inc. Non-Employee Director Stock Option Plan
                           (420,000 additional shares)
                             (Full title of plans)

                              Rimas P. Buinevicius
                            Chief Executive Officer
                              1617 Sherman Avenue
                               Madison, WI  53704
                                 (608) 256-3133
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        Calculation of Registration Fee
--------------------------------------------------------------------------------
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
Title of each class of                                   Proposed Maximum                                   Amount of
 Securities to be                                       Offering Price Per      Aggregate Offering        Registration
 Registered                Amount to be Registered          Share (1)               Price (1)                  Fee


---------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01
 par value per share        2,420,000 shares (2)              $8.845                 $21,404,700              $5,650.89

---------------------------------------------------------------------------------------------------------------------------
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-------------------------------------------------------------------------------

(1) Computed pursuant to Rule 457(c) and (h) based on the average of the high and low prices reported on the Nasdaq Stock Market on September 1, 2000, which was $8.845.

(2) On March 26, 1999, Registrant registered (i) 2,000,000 shares to be issued under the 1995 Stock Option Plan and (ii) 180,000 shares to be issued under the Non-Employee Directors Stock Option Plan (both taking into account a
     2-for-1 split of the Company's common stock, the record date of which was April 7, 2000. Pursuant to Instruction E on Form S-8, an additional (i)
     2,000,000 shares are being registered herein to be issued pursuant to the 1995 Stock Option Plan, and (ii) an additional 420,000 shares are being registered herein to be issued pursuant to the Non-Employee Directors Stock
     Option Plan.

     The Exhibit Index appears after the Signature Page of this Registration
     Statement.


                          INCORPORATION BY REFERENCE

     Pursuant to General Instruction E on Form S-8, the contents of the Registration Statement filed by Sonic Foundry, Inc. (the "Company") under
Registration Number 333-75167, as amended, with respect to securities offered pursuant to the Company's 1995 Stock Option Plan, as amended (the "Plan"), are hereby incorporated by reference herein, and the opinions and consents listed below are annexed hereto:

Exhibit Number      Description
--------------      -----------

 4.1                Registrant's 1995 Stock Option Plan, as amended

 4.2                Registrant's Non-Employee Directors Stock Option Plan (1)

 5.1 Opinion of McBreen & Kopko regarding the legality of the Common Stock registered hereby

23.1 Consent of McBreen & Kopko (included in its opinion to be filed as Exhibit 5.1 hereto)

23.2                Consent of Ernst & Young, LLP

24.1                Power of Attorney (contained within Signature Page)

(1)  Filed as an exhibit to the company's registration statement on amendment
     No. 2 to Form SB-2 dated April 3, 1998 (Reg. No. 333-46005) and hereby incorporated by reference.

                                       2

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on this 1st day of September, 2000.

                                                  Sonic Foundry, Inc.


                                              By: /s/ Rimas Buinevicius
                                                  ---------------------------
                                                  Rimas Buinevicius, Chairman
                                                  and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rimas Buinevicius and Kenneth Minor as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

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

      Signature                               Title                              Dated
---------------------        --------------------------------------        -----------------

/s/ Rimas Buinevicius        Chairman of the Board, Chief Executive        September 1, 2000
---------------------        Officer and Treasurer
Rimas Buinevicius            (Principal Executive Officer)


/s/ Kenneth Minor            Chief Financial Officer                       September 1, 2000
---------------------        (Principal Financial and
Kenneth Minor                Accounting Officer)
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                                       3

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
/s/ Monty Schmidt            President and Director            September 1, 2000
--------------------------
Monty Schmidt


/s/ Curtis Palmer            Executive Vice President,         September 1, 2000
--------------------------   Chief Technology Officer
Curtis Palmer                and Director


/s/ Frederick H. Kopko, Jr.  Secretary and Director            September 1, 2000
--------------------------
Frederick H. Kopko, Jr.


/s/ Arnold Pollard           Director                          September 1, 2000
--------------------------
Arnold Pollard


/s/ David Kleinman           Director                          September 1, 2000
--------------------------
David Kleinman


/s/ Jan Brzeski              Director                          September 1, 2000
--------------------------
Jan Brzeski
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                                       4

                               INDEX TO EXHIBITS

    Page
Item Number
Sequentially
  Numbered    Description
------------  ----------------------------------------------------------
 4.1          Registrant's 1995 Stock Option Plan, as amended

 5.1 Opinion of McBreen & Kopko as to the legality of the stock registered hereby

23.1          Consent of McBreen & Kopko (included in Exhibit 5)

23.2          Consent of Ernst & Young LLP

24.1          Power of Attorney (contained within Signature Page)
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                                       5